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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                              September 27, 1995

                                ---------------

               Date of Report (Date of earliest event reported)

                             MIP PROPERTIES, INC.
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            (Exact name of registrant as specified in its charter)

          Maryland                   1-8898                 52-1394207
(State or other jurisdiction)     (Commission             (IRS Employer
      of incorporation)           File Number)         Identification No.)

                    2020 Santa Monica Boulevard, Suite #480
                        Santa Monica, California 90404
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             (Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (310) 449-4444

                                      N/A
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        (Former name or former address, if changed since last report.)
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                             MIP PROPERTIES, INC.
                                   FORM 8-K
                              September 27, 1995

Item 5. Other Events
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The Company announced on September 27, 1995 that the Special Meeting of
Stockholders convened on Wednesday, September 27, 1995 has been adjourned until Thursday, October 5, 1995. The text of the press release is as follows:

                  "MIP PROPERTIES, INC. ANNOUNCES ADJOURNMENT
                      OF SPECIAL MEETING OF STOCKHOLDERS

Santa Monica, California, September 27, 1995--MIP Properties, Inc. (ASE/MIP) announced today that at the Special Meeting of Stockholders on September 27, 1995, a majority of the shares of common stock of MIP voted to adjourn the Special Meeting until Thursday, October 5, 1995 at 8:00 a.m., local time, at the Los Angeles Airport Marriott Hotel, 5855 West Century Blvd., Los Angeles, California 90045. The purpose of the Special Meeting to be held on Thursday, October 5, 1995 is to consider and vote upon the approval of the merger of an affiliate of J.E. Robert Companies with and into MIP which, if consummated, would result in the conversion of each outstanding share of common stock of MIP into the right to receive $2.475 in cash. Both MIP and JER intend to consummate the merger promptly after obtaining the requisite approval of the stockholders of MIP."

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MIP PROPERTIES, INC.

Dated: September 27, 1995               By: /s/ MARSHA Z. DAY
                                           ------------------------------------
                                           Marsha Z. Day
                                           Duly Authorized Officer and
                                           Chief Financial Officer